                                                                    EXHIBIT 23.4

                          CONSENT OF JEFFREY S. FURST


     The undersigned hereby consents, pursuant to Rule 438 of the Securities Act of 1933, as amended, to the references made to the undersigned under the caption "Description of the Merger" and as a proposed director of Seacoast and FNB in the Proxy Statement constituting part of the Registration Statement on Form S-4 of Seacoast Banking Corporation of Florida.


                                                 /s/ JEFFREY S. FURST
                                          --------------------------------------
                                                     Jeffrey S. Furst


Port St. Lucie, Florida


March 24, 1997